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                                                                    Exhibit 99.1


              OFFICER'S CERTIFICATE REGARDING TRANSLATED DOCUMENTS

I hereby certify that the following exhibits to the Intra-Asia Entertainment Corporation Registration Statement on Form S-1 pursuant to the Securities Act of 1933, are, to the best of my knowledge and belief, fair and accurate English translations of the original Chinese (simplified) documents: 10.5, 10.6, 10.8, 10.9, 10.10, 10.11, 10.12, 10.13, 10.14, 10.15, 10.16, 10.17, 10.18, 10.19,
10.20, 10.21, and 10.22.


                                         /s/ MICHAEL B. DEMETRIOS
                                       ----------------------------------------
                                       Michael B. Demetrios
                                       Chairman of the Board, CEO and President